Exhibit 10.1

2012 EXECUTIVE BONUS COMPENSATION PLAN

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Eligibility: An executive must remain employed by the Company through 12/31/12 to be eligible for a bonus payout. New members of the Executive Team hired during 2012 will be eligible on a pro rata basis if their start date is before 10/01/12.

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Bonus pool is funded by achievement of corporate objectives based on performance measures in five areas: Revenue; Members; Internal Uniques; Page views; and Earnings before interest, taxes, depreciation and amortization (“EBITDA”). The bonus pool is funded at the average percentage of all of the performance measurements for the Plan.

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For each measurement there are Threshold, Target, and Stretch performance levels. If performance for any measure is below the Threshold performance level, there is no payout with respect to that measure. The potential payout for any measure is capped at the Stretch performance level. For performance achievement between the specified Threshold and Target, and between Target and Stretch performance levels, payouts are interpolated on a straight-line basis.

•	Bonus payouts to eligible executives will be 100% based on achievement of the bonus pool targets set forth below.

•	Payout of the executive bonus plan is formulaic and self-effectuating.

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Maximum bonus payout is 150% of each executive’s target bonus percentage. For clarification purposes, if each of the Stretch Payout Targets are met, each executive would receive 150% of his or her target bonus percentage.

Bonus Pool Targets

Corporate Plan	Plan Weight	Threshold- 50% Payout Target	Target - 100% Payout Target	Stretch - 150% Payout Target
Revenue (Total, $MM)	20%	[***]	[***]	[***]
Members (EOY, MM)	20%	[***]	[***]	[***]
Internal Uniques (MM) [1]	20%	[***]	[***]	[***]
Page views (BN)	20%	[***]	[***]	[***]
EBITDA ($MM)	20%	[***]	[***]	[***]

[1]	Q4 average.